UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2005

RANCON INCOME FUND I, A CALIFORNIA

LIMITED PARTNERSHIP

(Exact name of Registrant as Specified in Charter)

California	0-16645	33-0157561
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 South El Camino Real, Ste. 1100, San Mateo, California 94402

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 343-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

Effective May 25, 2005, the General Partner of Rancon Income Fund I, a California Limited Partnership (the “Partnership”) approved the dismissal of KPMG LLP as the Partnership’s independent registered public accounting firm.

KPMG LLP’s audit reports on the financial statements of the Partnership as of and for the years ended December 31, 2004 and 2003 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Partnership’s financial statements for each of the two fiscal years ended December 31, 2003 and 2004, respectively, and the subsequent interim period through May 25, 2005, which was the date of dismissal of KPMG LLP, there were no disagreements between the Partnership and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference to the matter in its audit report; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Partnership provided KPMG LLP with a copy of the foregoing disclosures and requested KPMG LLP to furnish the Partnership a letter addressed to the United States Securities and Exchange Commission stating whether it agrees with the above statements. A copy of KPMG LLP’s response letter dated June 1, 2005 is attached as Exhibit 16.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description
Exhibit 16.1	Letter of KPMG LLP dated June 1, 2005 to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2005	RANCON INCOME FUND I, L.P., a California limited partnership

	By	Rancon Income Partners I, L.P., Its General Partner

		By	/s/ Daniel L. Stephenson
Daniel L. Stephenson, President, Chief Executive Officer and Chief Financial Officer of Rancon Financial Corporation, General Partner of Rancon Income Partners I, L.P.